                                                                    EXHIBIT 10.6

                              TRADEMARK AGREEMENT

          This Trademark Agreement ("Agreement") is made, entered into, and to be effective as of the Closing Date (as defined below) ("Effective Date") by and between Silicon Graphics, Inc., a Delaware corporation ("SGI") and MIPS Technologies, Inc., a Delaware corporation ("MIPS").


                                 RECITALS

     WHEREAS, the Board of Directors of SGI has determined that it is in the best interests of SGI and its shareholders to separate the MIPS Business from SGI's other operations;


     WHEREAS, as part of the foregoing, SGI and MIPS have entered into a Separation Agreement of even date herewith (the "Separation Agreement");


     WHEREAS, the parties desire to enter into this ancillary agreement pursuant to which SGI will assign certain trademark and trademark-related rights to MIPS, and MIPS will license back certain rights to SGI.


     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1.  "Affiliates" means any corporation or other entity that is directly
            ----------
or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority). For the purposes of this Agreement, the term "Affiliate" shall not include MIPS where the term Affiliates is used in connection with a period of time after the Closing Date.

     1.2   "Closing Date" means the date of the closing of MIPS's initial public
            ------------
offering.

     1.3    "Licensed Product" means a product that is designed by or for the
             ----------------
SGI Group, or owned by the SGI Group, that implements a MIPS ISA or is capable of operating in conjunction with a MIPS processor.
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     1.4  "MIPS ISA" shall mean the instruction set architectures for MIPS
           --------
processor including without limitation the MIPS I, MIPS II, MIPS III, MIPS IV, MIPS V and successor instruction set architectures.

     1.5  "Assigned Marks" means all Trademarks listed on Exhibit A.
           --------------

     1.6  "SGI Group" means SGI and its Affiliates.
           ---------

     1.7  "Trademark Rights" means trademarks, service marks, trade dress,
           ----------------
logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including but not limited to, all marks registered with the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights provided by multinational treaties or conventions.

     1.8  "Licensed Marks" means the Trademarks listed in Exhibit A and Exhibit
           --------------
B.


                                   ARTICLE 2
                       ASSIGNMENT OF THE ASSIGNED MARKS

     2.1.  Assignment to MIPS.  SGI hereby assigns and conveys to MIPS, and MIPS
           ------------------
hereby accepts and receives, all of SGI's right, title and interest in and to the Assigned Marks and related goodwill throughout the world. These rights shall include, but shall not be limited to, all rights to use, copy, modify and exploit the Assigned Marks; the right to exclude others from using the Assigned Marks; the right to license, assign, convey, and pledge the Assigned Marks to others; the right to sue others and to collect damages for past, present and future infringements of the Assigned Marks; the right to create derivatives of the Assigned Marks and to retain full ownership of such derivatives; the right to file and prosecute applications to protect the Trademark Rights in the Assigned Marks, together with all priority rights, under any existing or future international convention, union, agreement, act or treaty.

     2.2.  Further Acts.  SGI agrees to, upon MIPS's reasonable request and at
           ------------
MIPS's expense, to execute and deliver to MIPS or its legal representative all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Trademark Rights in the Assigned Marks. SGI hereby requests that the United States Patent and Trademark Office and the corresponding offices in all state, local and foreign jurisdictions issue to MIPS all registrations for the Trademark Rights in the Assigned Marks.


                                   ARTICLE 3
                         LICENSE OF THE LICENSED MARKS

     3.1  Grant of License.  MIPS hereby grants to the SGI Group, and the SGI
          ----------------
Group hereby accepts and receives, a paid-up, royalty-free, non-exclusive, worldwide right and license,
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including with right to sublicense, to use the Licensed Marks on or in connection with the sale, license, lease or rental of Licensed Products.

     3.2  Ownership of the Marks.  The SGI Group acknowledges that MIPS owns
          ----------------------
each of the Licensed Marks and all of the worldwide rights in and to the Licensed Marks. The SGI Group further acknowledges that any and all goodwill arising from the SGI Group's use of the Licensed Marks shall inure solely to the benefit of MIPS, and the SGI Group shall not assert any claim to such goodwill. The SGI Group agrees that nothing in this Agreement shall give the SGI Group any right, title or interest in the Licensed Marks other than the right to use the Licensed Marks in accordance with this Agreement and the SGI Group agrees that it will not attack the title of MIPS to the Licensed Marks or attack the validity of this Agreement. The SGI Group agrees that it shall not file nor cause the filing of any applications to register any mark identical or similar to the Licensed Marks throughout the world, and upon MIPS's request, the SGI Group shall immediately transfer all of its right, title and interest in such applications or registrations to MIPS.

     3.3  Quality Control.   MIPS is familiar with the goods and services
          ---------------
provided by the SGI Group, and finds the quality of such goods and services to be acceptable. The SGI Group agrees to maintain the quality of its goods and services it marks with the Licensed Marks such that it is as good as or exceeds the current standards. The SGI Group shall use the Licensed Marks consistent with the form shown in Exhibit A, or as otherwise reasonably requested by MIPS. The SGI Group shall use the Licensed Marks in a manner that is consistent with, and does not detract from, the goodwill associated with the Licensed Marks. The SGI Group agrees to cooperate with MIPS in maintaining MIPS's control of the nature and quality of the goods with which the Licensed Marks are used.

     3.4  Future Trademarks.  MIPS agrees that any Trademarks used in the future
          -----------------
by MIPS or its licensees under license from MIPS in connection with the MIPS ISA, products that implement a MIPS ISA or products that are capable of operating in conjunction with a MIPS processor, shall be automatically included in the definition of Licensed Marks.

     3.5  SGI's Divestures.  MIPS understands that SGI may divest some or all of
          ----------------
its assets in the future; and MIPS agrees to grant such new entity a non-exclusive license substantially similar in scope to the licenses granted under this Agreement, on similar terms and conditions, upon SGI's written request.


     3.6 Indemnification.  MIPS shall indemnify and hold SGI harmless against
         ---------------
any claim based on infringement by the Licensed Marks of a third party trademark, shall defend at its expense all suits against SGI based upon such a claim, and shall pay costs and damages awarded against SGI in such suit, provided that SGI shall notify MIPS promptly in writing of such suit and at MIPS request and at its expense, is given control of such suit and all reasonably requested information and assistance for defense of same. SGI shall have the right to be represented by its own attorney at its own expense.

                                   ARTICLE 4
                             TERM AND TERMINATION

     4.1  Term.  Unless earlier terminated pursuant to Section 4.2, this
          ----
Agreement shall terminate when the SGI Group ceases to use the Trademark Rights license hereunder.

     4.2  Termination.  MIPS shall have the right to terminate this Agreement
          -----------
effective immediately upon SGI's receipt of written notice from MIPS in the event of any affirmative act of insolvency by SGI, or upon the appointment of any receiver or trustee to take possession of the properties of SGI or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of SGI, or upon any material breach of any of the duties and obligations of SGI under this Agreement.

     4.3  Effects of and Procedure on Termination.  Upon expiration or
          ---------------------------------------
termination of this Agreement, the SGI Group agrees to discontinue all use of the Licensed Marks provided that the SGI Group and its sublicenses may sell, rent, lease or license any Licensed Product stock on hand. The parties acknowledge and agree that all rights in the Licensed Marks and the goodwill connected therewith shall remain the property of MIPS upon expiration or termination of this Agreement.


                                   ARTICLE 5
                                    GENERAL

     5.1  Entire Agreement.  This Agreement including the Exhibits and any
          ----------------
schedules thereto, together with the Separation Agreement and the Ancillary Agreements (as defined in the Separation Agreement) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Separation Agreement or any Ancillary Agreements, the provisions of this Agreement shall prevail.

     5.2  Expenses.  All costs incurred in the interpretation, execution,
          --------
delivery and implementation of this Agreement and with the consummation of the transactions contemplated herein shall be paid by the party incurring the expense. The determination of who has incurred the expense shall be made by the Chief Financial Officer of SGI, which determination shall be final and binding upon each of the parties hereto and not subject to further review for so long as SGI holds more than fifty percent (50%) of the capital stock of MIPS.

     5.3  Relationship of the Parties.  This Agreement does not constitute and
          ---------------------------
shall not be construed as constituting a partnership or joint venture or grant of a franchise between MIPS and SGI.
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     5.4  Assignment.  MIPS agrees that SGI may assign this Agreement assign its
          ----------
rights under this Agreement in connection with a merger, consolidation, sale of all or substantially all of its assets or other corporate reorganization related to the Licensed Products. This Agreement will be binding upon and will inure to the benefit of the parties and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date set forth above.


MIPS Technologies, Inc.                       Silicon Graphics, Inc.


By: _______________________________         By: ________________________________
       Signature                                   Signature

Name: _____________________________         Name: ______________________________
       Print or Type                               Print or Type

Title: ____________________________         Title: _____________________________


Date: _____________________________         Date: ______________________________
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                                   EXHIBIT A
                                ASSIGNED MARKS
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                                   EXHIBIT B
                           ADDITIONAL LICENSED MARKS